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                                                                   EXHIBIT 10.32

                          CONCORD COMMUNICATIONS, INC.

           MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND JOHN HAMILTON



May 6, 2002


Mr. John Hamilton
400 Nickerson Road
Marlboro, MA 01752


Dear John:

The purpose of this letter agreement is to memorialize the terms and conditions under which your employment with Concord Communications, Inc. ("Concord") will terminate. In consideration for Concord agreeing to these terms and conditions, you agree to execute this letter agreement on or before May 28, 2002. By signing and returning this letter agreement to Concord, you agree to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter and you may take up to twenty one (21) days to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter will become a legally binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

If you choose not to sign this letter by May 28, 2002 or revoke this letter agreement as described above, your employment will terminate on May 28, 2002 and you will not receive any benefits from the Company after that date. You will, however, receive payment on that date for any unused vacation time accrued through the termination date. Also, regardless of signing this letter, you may elect to continue receiving group medical/dental insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 ET SEQ. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. If you choose not to sign this letter agreement, or revoke this letter agreement in the next seven days, all other benefits, including life insurance and long-term disability, will cease upon your termination date.The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:


1. TERMINATION DATE - Your effective date of termination from the Company is November 6, 2002 (the "Termination Date"). From the date of this letter agreement until the termination date, you will be employed by Concord under the position title of Consultant. Effective on the date of this letter, you will no longer be an officer of Concord. Your stock options will continue to vest until the Termination Date. You agree that you will take no action that will cause Concord, any of its subsidiaries or officers or directors to be legally bound. In addition, you will make yourself available should Concord deem your testimony necessary or advisable in connection with any pending or threatened litigation.

2. DESCRIPTION OF SEVERANCE BENEFITS - The severance benefits paid to you if you timely sign and return this letter are described in Attachment A to this letter agreement.

3. RELEASE - In consideration for Concord agreeing to the terms of this letter agreement (and providing the benefits contained in Attachment
         A), which includes payment of benefits which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, and subsidiaries, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions,

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         obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents and employees arising out of your employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C.,ss.621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C.,ss.12101 ET SEQ., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,ss.1 ET SEQ., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.ss.1681 ET SEQ., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C.ss.1001 ET SEQ., the Massachusetts Civil Rights Act, M.G.L. c.12ss.ss.11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93ss.102 and M.G.L. c.214,ss.1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149,ss.1 ET SEQ., and the Massachusetts Privacy Act, M.G.L. c.214,ss.1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above.

4. NON-DISCLOSURE AND NON-COMPETITION - You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the non-disclosure agreement you executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under the non-competition agreement you previously executed for the benefit of the Company at the inception of your employment which also remains in full force and effect (see attached).

5. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment and other Company-owned property in your possession (see attachment A). You further agree to leave intact all electronic Company documents, including those which you developed or help develop during your employment.

6. NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

7. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

8. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9. VALIDITY - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

10. CONFIDENTIALITY - To the extent permitted by law, you understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

11. NATURE OF AGREEMENT - You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

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12.      ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty one (21) days to consider this letter agreement, including Attachment A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement by giving written notice received by the VP, Human Resources, for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

13. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement, including Attachment A, with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14. APPLICABLE LAW - This agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

15. ENTIRE AGREEMENT - This letter agreement, including Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith.


If you have any questions about the matters covered in this letter, please call Melissa Cruz.
                                        Sincerely,

                                        By: /s/ Melissa Cruz
                                            ------------------------------------
                                            Melissa Cruz
                                            Executive Vice President and CFO

I hereby agree to the terms and conditions set forth above and in Attachment A. I have been given at least twenty one (21) days to consider this letter agreement (including Attachment A) and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

/s/ John F. Hamilton                    Date 5/6/02
-----------------------------           --------------------------------------


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                                  ATTACHMENT A


         Termination of employment with Concord Communications, Inc. (the "Company") will be effective November 6, 2002. Your final paycheck will be paid on November 15, 2002. Concord will pay you for the period from May 6, 2002 to November 6, 2002 at an annualized base salary rate of $190,000, provided however that this base salary rate will increase to $210,000 (annualized) on July 1, 2002. In addition, Concord Communications, Inc. will pay your severance as described in the paragraph entitled "Severance" below, payable with the normal payroll cycle. You will receive commissions at your normal commission rate for the period up to May 6, 2002. You will receive no commissions or payment of any kind after May 6, 2002 except as expressly described in the letter agreement or this attachment.

SEVERANCE. Effective on the Termination Date (November 6, 2002), Concord will pay to you your regular base salary (annualized at $210,000) until such time as you have accepted employment; provided that such amounts will in no event be less than one month's base salary, nor more than six (6) months' base salary. You agree to notify Concord immediately upon acceptance of employment. All amounts will be payable on the normal payroll cycle. Please note that, in order to receive the severance, the attached Release must be signed. Any payments made to you under this paragraph are subject to applicable, if any, federal, state and local withholding, payroll and other taxes. Provided that you sign the letter agreement and the release included in that document, you will receive the medical, dental and other benefits normally provided to Concord employees from the date of this letter until the termination of your payments from Concord.

Please be advised that all property of the Company must be returned to Concord immediately including, without limitation, all computer equipment, computer accessories, client database, demonstration software, business cards, software programs, keys, credit cards, customer lists, price lists, promotional materials, files, reports, data memoranda, sales brochures, telephone charge cards, manuals, diskettes, business or marketing plans, and reports, which you are holding or using or which are under your control. Please contact Tom Hopkins at 508-303-4365 to make arrangements to return all materials and equipment.

Please submit any outstanding expense reports for approval by May 31,2002. All expense reports will be processed immediately and reimbursement checks, if required, will be mailed directly to your residence. If expense reports are not submitted by that time, they may not be approved and processed timely.

Contingent upon signing the attached release, your medical insurances (if applicable) will continue through the severance period. You will receive separate notification of your eligibility for COBRA insurance continuation.

Please contact Dan Williams no later than 60 days from the termination date regarding your stock options, if applicable. Please contact Cara Leger no later than 60 days from your termination date regarding your 401(k) plan, if applicable.

In addition, please be informed that your obligations under the Employee Confidentiality Agreement, which you signed on your first date of employment, shall survive the termination of your employment regardless of the manner of such termination and shall be binding upon your heirs, assigns, personal representatives, executors, and administrators.


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